EXECUTION

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Master Servicer

DEUTSCHE BANK NATIONAL TRUST COMPANY

as Trustee

and

MORTGAGEIT, INC.

as Seller and Servicer

SERVICING AGREEMENT

Dated as of February 1, 2006

MortgageIT Trust 2006-1
Mortgage Pass-Through Certificates, Series 2006-1

i

EXHIBITS

Exhibit A	Mortgage Loan Schedule

Exhibit B	Protected Account Letter Agreement

Exhibit C	Escrow Account Letter Agreement

Exhibit D	Format for Monthly Loan Remittance Data

Exhibit E	Default Reporting Format

Exhibit F	Format for Reporting Realized Losses or Gains

Exhibit G	Form of Request for Release

Exhibit H	Form of Certification Regarding Servicing Criteria to be Addressed in Report on Assessment of Compliance

Exhibit I	Transaction Parties

Exhibit J	Form of Annual Certification

THIS IS A SERVICING AGREEMENT, dated as of February 1, 2006 (the “Agreement”), and is executed among Wells Fargo Bank, N.A., in its capacity as master servicer (the “Master Servicer”), Deutsche Bank National Trust Company, in its capacity as trustee (the “Trustee”) and MortgageIT, Inc. (the “Company”), in its capacity as seller (the “Seller”) and in its capacity as servicer (the “Servicer”).

W I T N E S S E T H :

WHEREAS, the Company owns and services certain residential Mortgage Loans set forth on the Mortgage Loan Schedule attached hereto as Exhibit A (the “Mortgage Loans”);

WHEREAS, the Seller will transfer the Mortgage Loans and all of its rights, title and interests thereto pursuant to that certain Mortgage Loan Purchase Agreement, dated as of February 1, 2006, by and between the Seller and Greenwich Capital Acceptance, Inc. (the “Depositor”);

WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement, dated as of February 1, 2006 (the “Pooling and Servicing Agreement”) among the Depositor, the Seller, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and the Trustee, the Depositor will assign, transfer, sell, set over and otherwise convey the Mortgage Loans to the Trustee for the benefit of the Certificateholders and the Trustee on behalf of the Trust Fund and will issue the Mortgage-Backed Pass-Through Certificates, Series 2006-1 (the “Certificates”); and

WHEREAS, pursuant to the terms of this Agreement, the Servicer will service the Mortgage Loans for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement;

WHEREAS, GMAC Mortgage Corporation, a Pennsylvania corporation (the “Subservicer”) will sub-service the Mortgage Loans for the Company pursuant to that certain Subservicing Agreement, dated as of February 1, 2006, by and between the Company and the Subservicer (the “Subservicing Agreement”);

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer, Trustee, Seller and the Servicer agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01  Defined Terms.

For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Article I of the Pooling and Servicing Agreement, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: With respect to any Mortgage Loan or REO Property those mortgage servicing practices of mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, exercising the same care in performing those practices that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account (including, compliance with all applicable federal, state and local laws).

Adjustment Date: As to each ARM Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Agreement: This Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

ARM Loan: A first lien, conventional, 1-4 family residential Mortgage Loan with an interest rate which adjusts from time to time in accordance with the related Index and is subject to a Periodic Rate Cap and a Lifetime Rate Cap and which may permit conversion to a fixed interest rate.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a legal holiday in the States of Maryland, Minnesota, New York, California, the Commonwealth of Pennsylvania or the jurisdiction in which the Servicer conducts its servicing activities, or (iii) a day on which banking and savings and loan institutions in the States of Maryland, Minnesota, New York, California, the Commonwealth of Pennsylvania or the jurisdiction in which the Servicer conducts its servicing activities are authorized or obligated by law or executive order to be closed.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Commission: The United States Securities and Exchange Commission.

Company: MortgageIT, Inc., its successors in interest and assigns.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Custodian: Deutsche Bank National Trust Company, its successors in interest and assigns.

Depositor: Greenwich Capital Acceptance, Inc.

Determination Date: The 15th day of any month, or if such 15th day is not a Business Day, the first Business Day immediately preceding such 15th day.

Due Date: With respect to any Mortgage Loan, each day on which payments of principal and interest are required to be paid in accordance with the terms of the related Mortgage Note, exclusive of any days of grace.

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date.

Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled “Escrow Account in trust for Deutsche Bank National Trust Company, as trustee of MortgageIT Trust 2006-1” and shall be established at a Qualified Depository.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 9.01.

Fannie Mae: Fannie Mae, or any successor thereto.

Fannie Mae Guide: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

Freddie Mac Guide: The Freddie Mac Selling Guide and the Freddie Mac Servicing Guide and all amendments or additions thereto.

Full Principal Prepayment: A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

GAAP: Generally accepted accounting principles and procedures, consistently applied.

HUD: The United States Department of Housing and Urban Development or any successor thereto.

Index: With respect to each ARM Loan, the index, as specified in the related Mortgage Note, used to determine the Mortgage Interest Rate on each Adjustment Date on such ARM Loan.

Index Rate: With respect to each ARM Loan, on each Adjustment Date, the rate per annum equal to the Index, calculated as provided in the related Mortgage Note.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Lifetime Rate Cap: With respect to each ARM Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan, as specified in the related Mortgage Note.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, short sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13.

Margin: With respect to each ARM Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate.

Master Servicer: Wells Fargo Bank, N.A., its successors in interest and assigns.

Monthly Advance: The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Servicer pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment: With respect to each Mortgage Loan, the scheduled monthly payment of principal and interest thereon which is payable by the related Mortgagor under the related Mortgage Note.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a lien on real property securing the Mortgage Note.

Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note, and in the case of an ARM Loan, as adjusted from time to time on each Adjustment Date for such Mortgage Loan to equal the Index Rate for such Mortgage Loan plus the Margin for such Mortgage Loan, and subject to the limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

Mortgage Loan: An individual Mortgage Loan described herein and as further identified on the Mortgage Loan Schedule, as amended from time to time, which Mortgage Loan includes without limitation the Mortgage Loan Documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: With respect to a Mortgage Loan, the original related Mortgage Note with applicable addenda and riders, the original related Mortgage and the originals of any required addenda and riders, the original related assignment and any original intervening related assignments, the original related title insurance policy, related PMI policy, if any, and the related appraisal report held by the Trustee or by a Custodian on the Trustee’s behalf.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Trust, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule: The schedule of Mortgage Loans attached hereto as Exhibit A, as supplemented from time to time in accordance with the provisions hereof.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The underlying real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Nonrecoverable Advance: Any Monthly Advance previously made or proposed to be made by the Servicer pursuant to Section 5.03 or any Servicing Advance which, in the good faith judgment of the Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the Servicer from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. The determination by the Servicer that it has made a Nonrecoverable Advance, shall be evidenced by an Officer’s Certificate of the Servicer delivered to the Master Servicer and detailing the reasons for such determination.

Officers’ Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President or an Assistant Vice President or by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Master Servicer as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the other party.

Partial Principal Prepayment: A Principal Prepayment by a Mortgagor in part but not in full of the outstanding principal balance of a Mortgage Loan.

Participating Entity: Any Person “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

Periodic Rate Cap: With respect to each ARM Loan, the maximum number of percentage points by which the Mortgage Interest Rate may increase or decrease on any Adjustment Date.

Permitted Investments: Any one or more of the following obligations or securities:

(i)  direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)  (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii)  repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv)  securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in the highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstanding principal balances and amounts of all the Permitted Investments;

(v)  commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in the highest rating categories by each Rating Agency at the time of such investment;

(vi)  any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency; and

(vii)  any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and which money market funds are rated in one of the two highest rating categories by each Rating Agency;

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par; and provided further that any such instrument or security must be payable on demand or on a specified date not later than the Remittance Date on which amounts held therein are required to be distributed.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Prepayment Charge: With respect to any Mortgage Loan and Remittance Date, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Due Period in accordance with the terms thereof.

Prepayment Interest Shortfall: On any Remittance Date, the sum of the differences between (a) the scheduled interest portion of the Monthly Payment of such Mortgage Loan, adjusted to the applicable Mortgage Loan Remittance Rate and (b) interest actually received in a Due Period as a result of a Full Principal Prepayment or Partial Principal Prepayment or other unscheduled receipt of principal (including as a result of a liquidation) on each Mortgage Loan as to which such a payment is received.

Primary Mortgage Insurance Policy: Each primary policy of mortgage insurance, or any replacement policy therefor obtained by the Servicer pursuant to Section 4.08.

Prime Rate: The prime rate of U.S. money center banks as published from time to time in The Wall Street Journal.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, full or partial, which is received in advance of its scheduled Due Date, including any Prepayment Charge or premium thereon, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Protected Account: The separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled “Protected Account in trust for Deutsche Bank National Trust Company, as trustee of MortgageIT Trust 2006-1” and shall be established at a Qualified Depository.

Qualified Appraiser: An appraiser, duly appointed by the Servicer, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, which appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Depository: (a) a depository, the accounts of which are insured by the FDIC and the short term debt ratings and the long term deposit ratings of which are rated in one of the two highest rating categories by either of Moody’s Investors Service, Inc. or Fitch, Inc., (b) a depository, the short-term debt obligations, or other short-term deposits of which are rated at least ‘A-2’ and the long-term unsecured debt obligations of which are rated at least ‘AA-’ by Standard & Poor's Ratings Service, a division of The McGraw Hill Companies Inc., or (c) GMAC Bank.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae or Freddie Mac.

Rating Agency: Standard & Poor’s Ratings Service, a division of The McGraw Hill Companies Inc. or Moody’s Investors Service, Inc.

Reg AB Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

Reg AB Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer and is responsible for the performance (whether directly or through Subservicer Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: The provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

REO Disposition: The final sale by the Servicer of any REO Property.

REO Disposition Proceeds: Amounts received by the Servicer in connection with a related REO Disposition.

REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust as described in Section 4.13.

Servicer: MortgageIT, Inc., or any of its successors in interest or any successor under this Agreement appointed as herein provided.

Servicing Advances: All customary, reasonable and necessary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations relating to each Mortgage Loan and REO Property, including the cost of (a) the preservation, restoration and protection of the Mortgaged Property, including, without limitation, valuation and inspection-related fees, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Servicer specifies the Mortgage Loan(s) to which such expenses relate), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and (e) compliance with the obligations under Section 4.08.

Servicing Fee: With respect to each Mortgage Loan and any Distribution Date, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the scheduled principal balance of such Mortgage Loan as of the first day of the related Due Period. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed.

Servicing Fee Rate: 0.375% per annum.

Servicing File: The documents, records and other items pertaining to a particular Mortgage Loan, and any additional documents relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer’s possession.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Master Servicer upon request, as such list may from time to time be amended.

Subservicer: GMAC Mortgage Corporation, or any of its successors in interest or any successor under the Subservicing Agreement appointed as provided therein.

Trust: The trust established by the Depositor with respect to the MortgageIT Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1, pursuant to the Pooling and Servicing Agreement.

Trustee: Deutsche Bank National Trust Company, or its successor in interests.

ARTICLE II
SERVICING OF MORTGAGE LOANS; POSSESSION OF SERVICING FILES;
BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01  Servicing of Mortgage Loans.

The Servicer hereby agrees to service the Mortgage Loans, from and after the Closing Date, pursuant to the terms of this Agreement. The Mortgage Loans subject to this Agreement are described in the Mortgage Loan Schedule attached hereto as Exhibit A.

Section 2.02  Maintenance of Servicing Files.

The Servicer shall maintain a Servicing File consisting of all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Servicer is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Servicer acknowledges that the ownership of each Mortgage Loan is vested in the Trust. All rights arising out of the Mortgage Loans including all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Servicer shall be received and held by the Servicer for the sole purpose of servicing the Mortgage Loans and such retention and possession by the Servicer is in a custodial capacity only in trust for the exclusive benefit of the Trust. Any portion of the related Servicing Files retained by the Servicer shall be appropriately identified in the Servicer’s computer system to reflect clearly the ownership of the related Mortgage Loans by the Trust. The Servicer shall release its custody of the contents of the related Servicing Files only in accordance with this Agreement.

Section 2.03  Books and Records.

The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Servicer’s computer system to clearly reflect the ownership of the Mortgage Loan by the Trust. In particular, the Servicer shall maintain in its possession, available for inspection by the Trustee, the Master Servicer or its designee, upon reasonable notice or reasonable request, and consistent with Accepted Servicing Practices, reasonable evidence of compliance with all federal, state and local laws, rules and regulations, as applicable, including documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including optical imagery techniques so long as the Servicer complies in all material respects with the requirements of the Fannie Mae Guide.

Section 2.04  Transfer of Mortgage Loans.

No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any Person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Servicer in accordance with this Section 2.04 and the requirements for such transfer set forth in Section 11.10 have been satisfied. Upon receipt of notice of the permitted transfer, the Servicer shall mark its books and records to reflect such assignee’s ownership of the related Mortgage Loans, and the previous owner shall be deemed released from its obligations hereunder with respect to such Mortgage Loans from and after the date of such sale or transfer without the necessity of any action on the part of the Servicer (except that Articles III and VIII and Sections 11.03 and 11.04 shall survive such transfer) .

Section 2.05  Delivery of Mortgage Loan Documents.

The Servicer shall forward to the Custodian on behalf of the Trust original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 promptly after their execution; provided, however, that the Servicer shall provide the Custodian on behalf of the Trust with a certified true copy of any such document submitted for recordation promptly after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original promptly after receipt thereof, but in no event later than 240 days after its execution, provided, however, that if delivery is not completed within 240 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Servicer shall continue to use its reasonable best efforts to obtain such documents and effect delivery as soon as possible after its receipt thereof.

From time to time the Servicer may have a need for Mortgage Loan Documents to be released by the Custodian. If the Servicer shall require any of the Mortgage Loan Documents, the Servicer shall notify the Custodian in writing of such request in the form of request for release attached hereto as Exhibit G. During the time that any such documentation is held by the Servicer, such possession is in trust for the benefit of the Trust, and the Servicer shall return such documentation to the Custodian upon the request of the Trustee or when the Servicer’s need therefore no longer exists.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01  Representations of the Servicer.

The Servicer hereby represents, warrants and covenants to the Master Servicer, Depositor, Trustee and Seller that, as of the Closing Date:

(a)  It is a corporation duly organized, validly existing and in good standing under the laws of the state of incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by it, and in any event it is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; it has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer (assuming due execution and delivery by the Master Servicer and Trustee), subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and all requisite corporate action has been taken by it to make this Agreement valid and binding upon it in accordance with its terms;

(b)  Neither the execution and delivery of this Agreement, or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of its terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which it is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject;

(c)  There is no action, suit, proceeding or investigation pending or, to the Servicer’s knowledge, threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of it, or in any material impairment of the right or ability of the it to carry on its business substantially as now conducted, or in any material liability on the part of it, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of it to perform under the terms of this Agreement;

(d)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of or compliance by it with this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(e)  The Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 4.16;

(f)  The Servicer will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to the three national credit repositories on a monthly basis; and

(g)  Except as disclosed in writing to the Company and the Depositor prior to the Closing Date: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the Closing Date; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement and (vi) there are no affiliations, relationships or transactions relating to the Servicer with any party listed on Exhibit I hereto of a type described in Item 1119 of Regulation AB.

ARTICLE IV
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01  Servicer to Act as Servicer.

The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices. Except as otherwise set forth in this Agreement (and to the extent consistent with the terms of this Agreement and Accepted Servicing Practices), the Servicer shall service the Mortgage Loans in compliance with the servicing provisions of the Fannie Mae Guide, including provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of title insurance, hazard insurance, flood insurance, Primary Mortgage Insurance Policies, a Fidelity Bond and errors and omissions insurance, all such coverage to be maintained with a Qualified Insurer, inspections, the restoration of Mortgaged Property, all such coverage to be maintained insurance claims, management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Loan Documents, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of this Agreement shall control and be binding upon the Master Servicer and the Servicer. The Trustee may, at the request of the Servicer, deliver powers-of-attorney in the standard form used by the Trustee to the Servicer the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor sufficient to allow the applicable party to execute all documentation requiring execution on behalf of the Trust with respect to the servicing of the Mortgage Loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, shall as promptly as reasonably feasible, execute and return such documentation to the Servicer, the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor. The Trustee shall not be liable for any actions of the Servicer, the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor, or for the use of such powers-of-attorney.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Trust; provided, however, that unless the Servicer has obtained the prior written consent of the Master Servicer, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which has been agreed to in writing by the Master Servicer and which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the related Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Protected Account from its own funds, in accordance with Section 4.04 and Section 5.03, the difference between (a) such month’s principal and one month’s interest at the related Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding anything herein to the contrary, the Servicer may not enter into a forbearance agreement or similar arrangement with respect to any Mortgage Loan which runs more than 180 days after the first delinquent Due Date. Any such agreement shall be approved by the Master Servicer and, if required, by the Primary Mortgage Insurance Policy insurer.

Notwithstanding anything in this Agreement to the contrary, if a REMIC election is made and the Mortgage Loans and REO Properties are the sole property of such REMIC, the Servicer shall not (unless the related Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause the related REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the “startup date” of such REMIC under the REMIC Provisions.

The Servicer shall perform all of its servicing responsibilities hereunder or may cause the the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor to perform any such servicing responsibilities on its behalf, but the use by the Servicer of the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor as fully as if such acts and omissions were those of the Servicer. The Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor must be a Fannie Mae approved seller/servicer or a Freddie Mac approved seller/servicer in good standing and no event shall have occurred, including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility requirements for seller/servicers imposed by Fannie Mae or Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Servicer shall pay all fees and expenses of the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor from its own funds, and the Subservicer’s, any Reg AB Subservicer’s or any Reg AB Subcontractor’s fee shall not exceed the Servicing Fee.

At the cost and expense of the Servicer, without any right of reimbursement from the Protected Account, the Servicer shall be entitled to terminate the rights and responsibilities of the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor and arrange for any servicing responsibilities to be performed by a successor Reg AB Subservicer or Reg AB Subcontractor meeting the requirements in the preceding paragraph; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer’s option, from electing to service the related Mortgage Loans itself. In the event that the Servicer’s responsibilities and duties under this Agreement are terminated pursuant to Section 8.04, 9.01 or 10.01, and if requested to do so by the Master Servicer, or any successor Servicer, the Servicer shall at its own cost and expense terminate the rights and responsibilities of the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor effective as of the date of termination of the Servicer. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor from the Servicer’s own funds without reimbursement from the Trust.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor or any reference herein to actions taken through the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor or otherwise, the Servicer shall not be relieved of its obligations to the Trust and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into an agreement with the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor for indemnification of the Servicer by the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. The Servicer will indemnify and hold the Master Servicer, Trustee and Trust harmless from any loss, liability or expense arising out of its use of the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor to perform any of its servicing duties, responsibilities and obligations hereunder.

Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor shall be deemed to be between the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor, as applicable, and Servicer alone, and the Master Servicer shall have no obligations, duties or liabilities with respect to such any Subservicer or Subcontractor including no obligation, duty or liability of the Master Servicer to pay the Subservicer’s, any Reg AB Subservicer’s or any Reg AB Subcontractor’s fees and expenses. For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor has received such payment.

If the Master Servicer or a successor Servicer shall assume the servicing obligations of the Servicer in accordance with Section 9.01 below, the Master Servicer or successor Servicer, to the extent necessary to permit the Master Servicer to carry out the provisions of Section 9.01 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Servicer under each of the Subservicing Agreements, unless such Subservicing Agreements are terminated in accordance with this Section 4.01. If such Subservicing Agreements are not terminated, the Master Servicer or its designee as the successor Servicer shall be deemed to have assumed all of the Servicer’s rights and obligations therein and to have replaced the Servicer as a party to such Subservicing Agreements to the same extent as if such Subservicing Agreements had been assigned to the Master Servicer or its designee as a successor Servicer, except that the Master Servicer or its designee as a successor Servicer shall not be deemed to have assumed any obligations or liabilities of the Servicer arising prior to such assumption (other than the obligation to make Monthly Advances) and the Servicer shall not thereby be relieved of any liability or obligations under such Subservicing Agreements arising prior to such assumption.

In the event that the Master Servicer or a successor Servicer assumes the servicing obligations of the Servicer under Section 9.01, upon the reasonable request of the Master Servicer or such successor Servicer, the terminated Servicer shall at its own expense (or the expense of the Trust, if the Servicer fails to do so) deliver to the Master Servicer, or to such successor Servicer photocopies of all documents, files and records, electronic or otherwise, relating to the Subservicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by it, if any, and will otherwise cooperate and use its reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreements, or responsibilities hereunder to the Master Servicer, or to such successor Servicer or the termination of such Subservicing Agreements in accordance with this Section 4.01.

Section 4.02  Collection of Mortgage Loan Payments.

Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed with reasonable diligence and in accordance with Accepted Servicing Practices, to collect all payments due under each Mortgage Loan when the same shall become due and payable. Further, the Servicer shall take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage Loan Documents, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.03  Realization Upon Defaulted Mortgage Loans.

The Servicer shall use its commercially reasonable efforts, consistent with Accepted Servicing Practices, to either (i) foreclose upon, repossess or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01 or (ii) as an alternative to foreclosure, sell such defaulted Mortgage Loans at fair market value to third-parties, if the Servicer reasonably believes that such sale would maximize proceeds to the Trust Fund (on a present value basis) with respect to those Mortgage Loans. Foreclosure or comparable proceedings shall be initiated within ninety (90) days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments, subject to state and federal law and regulation. The Servicer shall use its reasonable efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trust, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which any Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Trust after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings or functions as Servicing Advances; provided, however, that it shall be entitled to reimbursement therefor as provided in Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Master Servicer otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Master Servicer with a written report of the environmental inspection. After reviewing the environmental inspection report, the Master Servicer shall direct the Servicer as to how the Servicer shall proceed with respect to the Mortgaged Property, and the Servicer shall follow the Master Servicer’s directions with respect thereto.

The Trust shall not acquire any real property (or any personal property incident to such real property) except in connection with a default or reasonably foreseeable default of a Mortgage Loan. In the event that the Trust which has made one or more REMIC elections acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a Mortgage Loan, such property shall be disposed of by the Servicer (or its agent) on behalf of the Trust within two years after its acquisition by the Trust unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service (and provides a copy of the same to the Master Servicer) to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, a REMIC elected by such Trust may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension (and provided a copy of the same to the Master Servicer), then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Servicer has not received such an extension, and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the related Trust or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three-year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust, to request such grant of extension; provided that the Trustee shall not be obligated to sign any document which may cause any liability to be imposed on the Trustee.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by a Trust shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of such Trust in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any REMIC elected by such Trust to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless such Trust with respect to the imposition of any such taxes.

Section 4.04  Establishment of Protected Accounts; Deposits in Protected Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Protected Accounts. Any funds in a Protected Account may be invested, but only in Permitted Investments for the benefit of the Trust Fund (with any income earned thereon for the benefit of the Servicer). Funds deposited in the Protected Account may be drawn on by the Servicer only in accordance with Section 4.05. The creation of any Protected Account shall be evidenced by an account certification in the form shown in Exhibit B hereto. The original of such account certification shall be furnished to the Master Servicer and Trustee upon reasonable request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Servicer in the Protected Account, out of the Servicer’s own funds, with no right to reimbursement therefor. The Master Servicer is under no obligation to review and reconcile any funds collected and received in the Protected Accounts.

The Servicer shall deposit in the Protected Account within two (2) Business Days of Servicer's receipt, and retain therein, the following collections:

(i)  all payments on account of principal, including Principal Prepayments, on the Mortgage Loans and all Prepayment Charges;

(ii)  all payments on account of interest on the Mortgage Loans adjusted to the related Mortgage Loan Remittance Rate;

(iii)  all Liquidation Proceeds;

(iv)  any net amounts received by the Servicer in connection with any REO Property pursuant to Section 4.13;

(v)  all Insurance Proceeds including amounts required to be deposited pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law or otherwise held in a suspense account by Servicer;

(vi)  all Condemnation Proceeds affecting any Mortgaged Property other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law;

(vii)  any Monthly Advances as provided in Section 5.03;

(viii)  any amounts required to be deposited in the Protected Account pursuant to Sections 4.01, 4.14, 6.01 and 6.02; and

(ix)  with respect to each Full Principal Prepayment or Partial Principal Prepayment, any Prepayment Interest Shortfall, to the extent of the Servicer’s aggregate Servicing Fee received with respect to the related Due Period.

The foregoing requirements for deposit in the Protected Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Servicer in the Protected Account.

The Servicer will require the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor to hold all funds constituting collections on the Mortgage Loans, pending remittance thereof to or on behalf of the Servicer, in one or more accounts meeting the requirements of an Eligible Account, and invested in Permitted Investments, and in the name of the Trustee for the benefit of the Certificateholders. The Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and any other funds.

Section 4.05  Permitted Withdrawals From the Protected Account.

The Servicer may, from time to time, make withdrawals from the Protected Account for the following purposes:

(i)  to remit to the Securities Administrator, by the Servicer Remittance Date, all amounts required to be deposited in the Protected Account as of the close of business as set forth in Section 5.01;

(ii)  to reimburse itself for Monthly Advances, the Servicer’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such Monthly Advance was made;

(iii)  to reimburse itself for unreimbursed Servicing Advances and Monthly Advances, the Servicer’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to Liquidation Proceeds, Condemnation Proceeds, and Insurance Proceeds and REO Disposition Proceeds related to such Mortgage Loan;

(iv)  to pay to itself as servicing compensation (a) any interest earned on funds in the Protected Account (all such interest to be withdrawn monthly not later than each Remittance Date) and (b) any Servicing Fee to which the Servicer is entitled in accordance with the terms hereof to the extent such Servicing Fee has not been paid to or retained by the Servicer;

(v)  to reimburse itself for any Nonrecoverable Advances;

(vi)  to transfer funds to another Qualified Depository in accordance with Section 4.09 hereof;

(vii)  to remove funds deposited in the Protected Account in error by the Servicer;

(viii)  to reimburse itself as provided in Section 8.01 and Section 8.03 hereof; and

(ix)  to clear and terminate the Protected Account upon the termination of this Agreement.

Section 4.06  Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. Any funds deposited in an Escrow Account may be invested in Permitted Investments. Funds deposited in an Escrow Account may be drawn on by the Servicer in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by an account certification in the form shown in Exhibit C. The original of such account certification shall be furnished to the Master Servicer and Trustee upon request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Servicer in the Escrow Account out of the Servicer’s own funds, with no right to reimbursement therefor.

The Servicer shall deposit in the Escrow Account or Accounts within two (2) Business Days of Servicer's receipt, and retain therein:

(i)  all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any items as are required under the terms of this Agreement; and

(ii)  all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property (unless otherwise held in a suspense account).

The Servicer shall make withdrawals from an Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in and in accordance with Section 4.07. Except as provided in Section 4.07, the Servicer shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the Qualified Depository.

Section 4.07  Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Servicer only:

(i)  to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

(ii)  to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

(iii)  to refund to the Mortgagor any funds as may be determined to be overages;

(iv)  for transfer to the Protected Account in connection with an acquisition of REO Property;

(v)  for application to restoration or repair of the Mortgaged Property;

(vi)  to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)  to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06;

(viii)  to remove funds placed in an Escrow Account in error by the Servicer; and

(ix)  to clear and terminate the Escrow Account on the termination of this Agreement.

As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in an Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

Section 4.08  Payment of Taxes, Insurance and Other Charges, Maintenance of Primary Mortgage Insurance Policies, Collections Thereunder.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor when due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments to the extent necessary.

The Servicer shall maintain in full force and effect Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the ratio of the current outstanding principal balance of the related Mortgage Loan to the appraised value of the related Mortgaged Property, based on the most recent appraisal of the Mortgaged Property performed by a Qualified Appraiser, such appraisal to be included in the Servicing File, is reduced to an amount for which Fannie Mae no longer requires such insurance to be maintained. The Servicer shall not cancel or refuse to renew any Primary Mortgage Insurance Policy that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Trust, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Protected Account, subject to withdrawal pursuant to Section 4.05.

Section 4.09  Transfer of Accounts.

The Servicer may transfer the Protected Account or the Escrow Account to a different Qualified Depository from time to time. The Servicer shall notify the Master Servicer and Trustee of any such transfer.

Section 4.10  Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the outstanding principal balance of the Mortgage Loan. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan and (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, shall be deposited in the Protected Account, subject to withdrawal pursuant to Section 4.05, unless otherwise held in a suspense account by the Servicer. It is understood and agreed that no other additional insurance need be required by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loans, other than as provided in the Fannie Mae Guide or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best’s Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located. All insurance policies maintained pursuant to this Section 4.10 shall be maintained with a Qualified Insurer.

Section 4.11  Blanket Hazard Insurance.

In the event that the Servicer shall obtain and maintain a blanket policy with a Qualified Insurer insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Trust as loss payee and provides coverage in an amount equal to the amount required under Section 4.10, and otherwise complies with the requirements of Section 4.10, the Servicer shall be deemed conclusively to have satisfied its obligations under Section 4.10, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, deposit in the Protected Account the difference, if any, between the amount that would have been payable under a policy complying with Section 4.10 and the amount paid under such blanket policy. Upon the request of the Master Servicer, the Servicer shall cause to be delivered to the Master Servicer a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days prior written notice to the Master Servicer.

Section 4.12  Fidelity Bond, Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, with a Qualified Insurer, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage with responsible companies that meet the requirements of Fannie Mae on all officers, employees and other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond and errors and omissions insurance shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts acceptable to Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Guide. The Servicer shall, upon request of the Master Servicer, deliver to the Master Servicer a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Master Servicer. The Servicer shall notify the Master Servicer within five Business Days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated.

Section 4.13  Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of Trust or its designee. Any such Person or Persons holding such title other than the Trust shall acknowledge in writing that such title is being held as nominee for the benefit of the Trust.

The Servicer shall assume the responsibility for marketing each REO Property in accordance with Accepted Servicing Practices. Thereafter, the Servicer shall continue to provide certain administrative services to the Trust relating to such REO Property as set forth in this Section 4.13. The Servicer shall sell any REO Property as expeditiously as possible.  In addition, the REO Property must be sold within three years following the end of the calendar year of the date of acquisition if a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, unless (i) the Servicer shall have obtained an Opinion of Counsel (at the Servicer’s expense) to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on “prohibited transactions” of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to Master Servicer as to progress being made in selling such REO Property.

Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as “foreclosure property” within a meaning of Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on “net income from foreclosure property” with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

The Servicer shall, either itself or through an agent selected by the Servicer, and in accordance with the Fannie Mae Guide and Accepted Servicing Practices, manage, conserve, protect and operate each REO Property. Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Trust and as are approved in writing by the Trust. The REO Disposition Proceeds from the sale of the REO Property shall be promptly deposited in the Protected Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related Servicing Advances, or Monthly Advances made pursuant to Section 5.03.

The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as may be required by the circumstances. The Servicer shall make or cause the inspector to make a written report of each such inspection. Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Servicer to the Master Servicer and Custodian.

Section 4.14  Notification of Adjustments.

With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with requirements of applicable law and the related electronic data received on the Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related electronic data received on the Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Servicer shall promptly, upon written request by the Master Servicer, deliver to the Master Servicer the information contained in such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Protected Account from its own funds the amount of any interest loss or deferral caused to the Trust thereby.

Section 4.15  Compliance with Applicable Laws.

All requirements of any federal, state or local law applicable to the servicing of the Mortgage Loans will be complied with by the Servicer in all material respects.

Section 4.16  Waiver of Prepayment Charges.

The Servicer shall not waive (or permit the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor to waive) any Prepayment Charge unless: (i) such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law, (ii) such waiver is standard and customary in servicing similar mortgage loans to the Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan related to a default or a reasonably foreseeable default), or (iii) such waiver, in the reasonable judgment of the Servicer, would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of such Prepayment Charge and the related Mortgage Loan. In no event will the Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If a Prepayment Charge is waived, but does not meet the standards described above, then the Servicer is required to pay the amount of such waived Prepayment Charge from its own funds without any right of reimbursement by remitting such amount to the Protected Account by the Remittance Date.

Section 4.17  Optional Purchase of Defaulted Mortgage Loans.

With respect to any Mortgage Loan which as of the first day of a calendar quarter is delinquent in payment by 120 days or more or is an REO Property, the Seller shall have the right to purchase such Mortgage Loan in accordance with the terms and conditions of Section 3.21 of the Pooling and Servicing Agreement, provided however that such Mortgage Loan is still 120 days or more delinquent or is an REO Property as of the date of such purchase.

ARTICLE V
PAYMENTS TO THE TRUST

Section 5.01  Remittances.

On each Remittance Date the Servicer shall remit, by wire transfer of immediately available funds, to the Securities Administrator (a) all amounts deposited in the Protected Account as of the close of business on the related Determination Date (net of charges against or withdrawals from the Protected Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Servicer is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the end of the preceding month which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Protected Account in connection with such Principal Prepayment in accordance with Section 4.04(ix); minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the related Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance made by the Servicer after the Remittance Date on which such payment was due, the Servicer shall pay to the Securities Administrator interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Protected Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding related Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 5.02  Statements to the Master Servicer, Securities Administrator and Depositor.

(a) Not later than the tenth (10th) calendar day, or if such day is not a Business Day, the first Business Day immediately preceding the tenth calendar day of the month of the related Remittance Date, the Servicer shall furnish to the Securities Administrator, a monthly remittance advice in the format set forth in Exhibit D attached hereto (or in such other format mutually agreed to by the Servicer and the Securities Administrator), with regard to monthly loan remittance data and Exhibit E (or in such other format mutually agreed to by the Servicer and the Securities Administrator) with respect to defaulted mortgage loans, with a trial balance report attached thereto, and such other loan level information reasonably available to the Servicer and requested by the Securities Administrator. The Servicer shall also furnish to the Securities Administrator (in such format mutually agreed to by the Servicer and the Securities Administrator) a monthly report detailing loan level Prepayment Charges collected and/or waived by the Servicer in accordance with Section 4.16.

(b) The Servicer shall promptly notify the Master Servicer or the Depositor, as applicable, (i) of any legal proceedings pending against the Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Servicer shall become (but only to the extent not previously disclosed to the Master Servicer) at any time an affiliate of any of the parties listed on Exhibit I to this Agreement.

For the purpose of satisfying the reporting obligations under the Exchange Act with respect to the issuance of asset-backed securities, the Servicer shall provide (or shall cause any Subservicer to provide) to the Master Servicer and the Depositor prompt notice of the occurrence of any of the following: any event of default under the terms of this Agreement, any merger, consolidation or sale of substantially all of the assets of the Servicer, the Servicer’s engagement of any Reg AB Subservicer, Reg AB Subcontractor or vendor to perform or assist in the performance of any of the Servicer’s obligations under this Agreement, any material litigation or government proceedings involving the Servicer or Subservicer, and any affiliation or other significant relationship between the Servicer and other transaction parties.

(c) Not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Servicer or any Subservicer, the Servicer or such Subservicer, as applicable, shall, to the extent the Servicer or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i)  Any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii)  Material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(iii)  Information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases) and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

Section 5.03  Monthly Advances by the Servicer.

On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Protected Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Protected Account on or before any future Remittance Date if funds in the Protected Account on such Remittance Date shall be less than payments to the Trust required to be made on such Remittance Date. The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including REO Disposition Proceeds, Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that such obligation shall cease if the Servicer determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are, or would constitute, a Nonrecoverable Advance.

Section 5.04  Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Servicer pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Master Servicer a liquidation report in the format set forth in Exhibit F attached hereto (or in such other format mutually agreed to by the Servicer and Master Servicer) with respect to such Mortgaged Property and all supporting documentation reasonably required by the Master Servicer. The Servicer shall also provide reports on the status of REO Property containing such information as Master Servicer may reasonably require.

ARTICLE VI
GENERAL SERVICING PROCEDURES

Section 6.01  Assumption Agreements.

The Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of a Mortgaged Property (whether by absolute conveyance or by contract of, sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause to the extent permitted by law; provided, however, that the Servicer shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer, with the approval of the Master Servicer, will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. If an assumption is allowed pursuant to this Section 6.01, the Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of the Fannie Mae Guide. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note and the amount of the Monthly Payment may not be changed. The Servicer shall notify the Master Servicer that any such substitution of liability or assumption agreement has been completed and will forward to the Custodian the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage Loan Documents and shall, for all purposes, be considered a part of such related mortgage file to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Servicer for entering into an assumption or substitution of liability agreement shall belong to the Servicer.

Notwithstanding the foregoing paragraphs of this section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 6.01, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 6.02  Satisfaction of Mortgages and Release of Mortgage Loan Documents.

Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Custodian with a certification and request for release by a Servicing Officer in the form of Exhibit G attached hereto, which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Protected Account pursuant to Section 4.04 have been so deposited, and a request for delivery to the Servicer of the Mortgage Loan Documents held by the Custodian. Upon receipt of such certification and request by the Custodian, the Trustee shall promptly release or cause the Custodian to promptly release the related Mortgage Loan Documents to the Servicer and the Servicer shall prepare and deliver for execution by the Trustee or at the Trustee’s option execute under the authority of a power of attorney delivered to the Servicer by the Trustee any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Protected Account.

In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Trust may have under the mortgage instruments, the Servicer, upon written demand, shall remit to the Securities Administrator within two Business Days the shortfall required to make payment in full on the outstanding principal balance of the related Mortgage Loan by deposit thereof in the Protected Account. The Servicer shall maintain the Fidelity Bond and errors and omissions insurance insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03  Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Protected Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicer’s Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, late payment charges and other ancillary fees (excluding Prepayment Charges) shall be retained by the Servicer to the extent not required to be deposited in the Protected Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Section 6.04  Report on Compliance and Attestation.

(a) On or before March 1st of each calendar year, commencing in 2007, the Servicer shall:

(i) deliver to the Master Servicer, the Depositor and the Securities Administrator a report (in form and substance reasonably satisfactory to the Master Servicer, the Depositor and the Securities Administrator) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer, the Depositor and the Securities Administrator and signed by an authorized officer of the Servicer, and shall address each of the applicable Servicing Criteria specified on a certification substantially in the form of Exhibit H hereto delivered to the Master Servicer, the Depositor and the Securities Administrator concurrently with the execution of this Agreement;

(ii) deliver to the Master Servicer, the Depositor and the Securities Administrator a report of a registered public accounting firm reasonably acceptable to the Master Servicer, the Depositor and the Securities Administrator that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act;

(iii) cause the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor determined by the Servicer pursuant to Section 8.04(c) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Master Servicer, the Depositor and the Securities Administrator an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv) deliver to the Master Servicer, the Depositor, the Securities Administrator and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”)) on behalf of the trust fund with respect to the transaction relating to this Agreement a certification signed by the appropriate officer of the Company in the form attached hereto as Exhibit J.

The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. None of the Master Servicer, the Depositor or the Securities Administrator will request delivery of a certification under clause (a)(iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the trust fund.

(b) Each assessment of compliance provided by the Subservicer or a Reg AB Subservicer pursuant to Section 6.04(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit H hereto delivered to the Master Servicer, the Depositor and the Securities Administrator concurrently with the execution of this Agreement or, in the case of Reg AB Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Reg AB Subcontractor pursuant to Section 6.04(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 8.04.

Section 6.05  Servicer Compliance Statement.

On or before March 1st of each calendar year, commencing in 2007, the Servicer shall deliver to the Master Servicer, the Depositor and the Securities Administrator a statement of compliance addressed to the Master Servicer, the Depositor and the Securities Administrator and signed by an authorized Servicing Officer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such Servicing Officer’s supervision, and (ii) to the best of such Servicing Officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 6.06  Master Servicer’s Right to Examine Servicer Records.

The Master Servicer shall have the right to examine and audit, at its expense, upon reasonable notice to the Servicer, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or otherwise, which relate to the servicing of the Mortgage Loans by Servicer.

The Servicer shall provide to the Master Servicer and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Servicer access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable regulations. Such access shall be afforded upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the applicable federal or state government regulations.

Section 6.07  Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contribution” to a REMIC set forth in Section 860G(d) of the Code unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 6.08  Non-solicitation.

The Servicer shall not conduct any solicitation specifically targeted to the Mortgagors for the purpose of inducing or encouraging the early prepayment or refinancing of the related Mortgage Loans. It is understood and agreed that promotions undertaken by the Servicer or any agent or affiliate of the Servicer which are directed to the general public at large, including mass mailings based on commercially acquired mailing lists, newspaper, internet, radio and television advertisements, shall not constitute solicitation under this Section 6.08.

Section 6.09  Reporting Requirements of the Commission and Indemnification.

The Servicer, the Depositor and the Master Servicer acknowledge and agree that the purpose of Sections 3.01(g), 5.02(b) and (c), 6.04, 6.05 and 8.04 of this Agreement is to facilitate compliance by the Depositor and the Master Servicer with the provisions of Regulation AB and related rules and regulations of the Commission. None of the Master Servicer or the Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Master Servicer or the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the transaction relating to this Agreement, the Servicer shall cooperate fully with the Master Servicer and the Depositor to deliver to the Master Servicer and the Depositor (including any of their respective assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Master Servicer or the Depositor to permit the Master Servicer or the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Subservicer, any Reg AB Subservicer and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Master Servicer or the Depositor to be necessary in order to effect such compliance.

The Master Servicer and the Depositor (including any of their respective assignees or designees) shall cooperate with the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Master Servicer’s or the Depositor’s reasonable judgment, to comply with Regulation AB.

ARTICLE VII
REPORTS TO BE PREPARED BY SERVICER

Section 7.01  Servicer Shall Provide Information as Reasonably Required.

The Servicer shall furnish to the Master Servicer upon reasonable request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be reasonably necessary with respect to the purposes of this Agreement, including (1) copies of the Servicer’s annual financials, (2) the Servicer’s authorized officer list and (3) copies of the Servicer’s insurance policies. The Servicer may negotiate with the Master Servicer for a fee (any such fee to be payable by the Trust) for providing such report or information, unless (i) the Servicer is required to supply such report or information pursuant to any other section of this Agreement, or (ii) the report or information has been requested in connection with Internal Revenue Service or other regulatory agency requirements. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions given by the Master Servicer.

ARTICLE VIII
THE SERVICER

Section 8.01  Additional Indemnification by the Servicer.

(a)  The Servicer shall indemnify the Master Servicer, the Depositor, each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties and the Trustee (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Article 8.01 by or on behalf of the Servicer, or provided under this Article 8.01 by or on behalf of the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor (collectively, the “Servicer Information”), or (B) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

(ii) any failure by the Servicer, the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article 8.01, including any failure by the Servicer to identify pursuant to Section 8.04(c) any Reg AB Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii) any breach by the Servicer of a representation or warranty set forth in Section 3.01(g) and made as of a date prior to the Closing Date, to the extent that such breach is not cured by the Closing Date,;

(iv) any failure by the Servicer, the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, including any report under Sections 6.04 or 6.05 or any failure by the Servicer to identify pursuant to Section 8.04(c) any Reg AB Subcontractor that is a Participating Entity; or

(v) the failure of the Servicer to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Servicer shall promptly reimburse the Master Servicer, the Depositor and the Trustee, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transaction relating to this Agreement, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor.

(b)  (i) Any failure by the Servicer, the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article 8.01, or any breach by the Servicer of a representation or warranty set forth in Section 3.01(g) made as of a date prior to the Closing Date, to the extent that such breach is not cured by the Closing Date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Servicer under this Agreement, and shall entitle the Company, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement without payment (notwithstanding anything in this Agreement) of any compensation to the Servicer (and if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction); provided that to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

(ii) Any failure by the Servicer, the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 6.04 or 6.05, including (except as provided below) any failure by the Servicer to identify pursuant to Section 8.04(c) any Reg AB Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement, and shall entitle the Master Servicer, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

The Master Servicer shall not be entitled to terminate the rights and obligations of the Servicer pursuant to this subparagraph (b)(ii) if a failure of the Servicer to identify a Reg AB Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Reg AB Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii) The Servicer shall promptly reimburse the Master Servicer (or any designee of the Master Servicer) for all reasonable expenses incurred by the Master Servicer (or such designee), as such are incurred, in connection with the termination of the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor and the transfer of servicing of the Mortgage Loans to a successor subservicer. The provisions of this paragraph shall not limit whatever rights the Master Servicer may have under other provisions of this Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(c)  The Servicer agrees to indemnify the Trustee, the Master Servicer, their respective successors and assigns, and any agent of the Trustee or Master Servicer (each an “Indemnified Person”) and hold each such Indemnified Person harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that such Indemnified Person may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement and for breach of any representation, warranty or covenant of the Servicer contained herein. The Servicer shall immediately notify the Master Servicer or Trustee or other Indemnified Person if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Master Servicer) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or such other Indemnified Person in respect of such claim but failure to so notify the Master Servicer and such other Indemnified Person shall not limit its obligations hereunder. The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Master Servicer and such other Indemnified Person unless such settlement includes an unconditional release of the Master Servicer and such other Indemnified Person from all liability that is the subject matter of such claim. The Servicer shall be entitled to reimbursement of any such costs and expenses from funds in the Protected Account, unless such claim relates to a matter for which the Servicer is required to indemnify the Indemnified Person(s).

(d)  The provisions of this Section 8.01 shall survive termination of this Agreement.

Section 8.02  Merger or Consolidation of the Servicer.

The Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer whether or not related to loan servicing, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien 1-4 family mortgage loans, (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing and (iv) which is acceptable to the Master Servicer. Furthermore, in the event the Servicer transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Servicer, such affiliate shall satisfy the condition above, and shall also be fully liable to the Trust for all of the Servicer's obligations and liabilities hereunder. The Master Servicer shall have the ability to terminate the successor Servicer if such successor Servicer is not reasonably acceptable to the Master Servicer.

Section 8.03  Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trust for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed under this Agreement. Notwithstanding Section 8.01(a), the Servicer shall not be required to indemnify, or otherwise be liable to, the Master Servicer, the Trustee or the Trust or those referenced above for any claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses which the Trust is required to indemnify the Servicer for pursuant to Sections 8.01(b). The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of the Master Servicer, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Trust will be liable, the Servicer shall be entitled to reimbursement of such amounts from the Protected Account.

Section 8.04  Subservicing Agreements and Successor Subservicer.

(a) The Servicer shall not hire or otherwise utilize the services of the Subservicer or any Reg AB Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section 8.04 and the proposed Reg AB Subservicer (i) is an institution which is an approved Fannie Mae or Freddie Mac Seller/Servicer as indicated in writing and (ii) represents and warrants that it is in compliance with the laws of each state as necessary to enable it to perform its obligations under such subservicing agreement. The Servicer shall not hire or otherwise utilize the services of any Reg AB Subcontractor, and shall not permit the Subservicer or any Reg AB Subservicer to hire or otherwise utilize the services of any Reg AB Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph (c) of this Section 8.04.

(b) It shall not be necessary for the Servicer to seek the consent of the Master Servicer or the Trustee to the utilization of the Subservicer or any Reg AB Subservicer. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans immediately upon receipt by Subservicer or any Reg AB Subservicer of such payments. Each subservicing agreement shall provide that a successor Servicer shall have the option to terminate such agreement without payment of any fees if the predecessor Servicer is terminated or resigns. The Servicer shall cause Subservicer or any Reg AB Subservicer used by the Servicer (or by the Subservicer or any Reg AB Subservicer) to comply with the provisions of this Section 8.04 and with Sections 3.01(g), 5.02(b), 6.04(a), 6.04(b), 6.05 and 8.01 and Exhibit H of this Agreement to the same extent as if the Subservicer or Reg AB Subservicer were the Servicer. The Servicer shall be responsible for obtaining from the Subservicer or any Reg AB Subservicer and delivering to the Master Servicer any subservicer compliance statement required to be delivered by the Subservicer or any Reg AB Subservicer under Section 6.05, any reports on assessment of compliance and attestation required to be delivered by the Subservicer or any Reg AB Subservicer under Section 6.04 and any certification required to be delivered under 6.04 to the Person that will be responsible for signing the Sarbanes Certification under Section 6.04 as and when required to be delivered hereunder.

(c) It shall not be necessary for the Servicer to seek the consent of the Master Servicer or the Trustee to the utilization of any Reg AB Subcontractor. The Servicer shall promptly upon request provide the Master Servicer a written description (in form and substance satisfactory to the Master Servicer) of the role and function of each Reg AB Subcontractor utilized by the Servicer or any Subservicer, specifying (A) the identity of each such Reg AB Subcontractor, (B) which (if any) of such Reg AB Subcontractors are Participating Entities, and (C) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each Reg AB Subcontractor identified pursuant to clause (B) of this paragraph.

As a condition to the utilization of any Reg AB Subcontractor determined to be a Participating Entity, the Servicer shall cause any such Reg AB Subcontractor used by the Servicer (or by the Subservicer or any Reg AB Subservicer) for the benefit of the Master Servicer to comply with the provisions of Sections 3.01(g), 5.02(b), 6.04(a), 6.04(b), 6.05 and 8.01 and Exhibit H of this Agreement to the same extent as if such Reg AB Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Reg AB Subcontractor and delivering to Master Servicer any assessment of compliance and attestation required to be delivered by such Reg AB Subcontractor under Sections 6.04 and 6.05, in each case as and when required to be delivered.

Section 8.05  Servicer Not to Resign.

The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Master Servicer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer which Opinion of Counsel shall be in form and substance reasonably acceptable to the Master Servicer. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 11.01.

Section 8.06  No Transfer of Servicing.

With respect to the retention of the Servicer to service the Mortgage Loans hereunder, the Servicer acknowledges that the Master Servicer has acted in reliance upon the Servicer’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets not in the ordinary course of business, without the prior written approval of the Master Servicer, which approval shall not be unreasonably withheld.

Without in any way limiting the generality of this Section 8.05, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof without (i) satisfying the requirements set forth herein or (ii) the prior written consent of the Master Servicer, then the Master Servicer shall have the right to terminate this Agreement, without any payment of any penalty or damages and without any liability whatsoever to the Servicer (other than with respect to accrued but unpaid Servicing Fees and Monthly Advances and Servicing Advances remaining unpaid) or any third party.

Section 8.07  Anti-Money Laundering.

To help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum or other identifying documents to be provided.

ARTICLE IX
DEFAULT

Section 9.01  Events of Default.

Each of the following shall constitute an Event of Default on the part of the Servicer:

(i)  any failure by the Servicer to remit to the Securities Administrator any payment required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after written notice thereof (it being understood that this subparagraph shall not affect Servicer’s obligation pursuant to Section 5.01 to pay default interest on any remittance received by the Securities Administrator after the Business Day on which such payment was due); or

(ii)  any failure by the Servicer to duly perform, within the required time period, its obligations to provide any certifications required pursuant to Sections 6.04 or 6.05 (including with respect to such certifications required to be provided by the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor pursuant to Section 8.04), except as provided below, which failure continues unremedied for a period of ten (10) days from the date of delivery required with respect to such certification; or

(iii)  except with respect to those items listed in clause (ii) above, any failure by the Servicer to duly perform, within the required time period, its obligations to provide any other information, data or materials required to be provided hereunder pursuant to Sections 3.01(g) and 8.04 (except as provided below), including any items required to be included in any Exchange Act report; or

(iv)  any failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement (other than with respect to Sections 6.04, 6.05 and 6.09), the breach of which has a material adverse effect and which continue unremedied for a period of sixty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer; or

(v)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(vi)  the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(vii)  the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for two Business Days; or

(viii)  the Servicer ceases to meet the qualifications of a Fannie Mae and Freddie Mac servicer; or

(ix)  the Servicer attempts, without the consent of the Master Servicer, to sell or otherwise dispose of all or substantially all of its property or assets not in the ordinary course of business or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein;

(x)  the Servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Servicer’s ability to perform its obligations hereunder;

(xi)  failure by the Servicer to duly perform, within the required time period, its obligations under Section 6.04, Section 6.05 or Section 6.09 of this Agreement which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans;

(xii)  the Servicer, as applicable, or the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor ceases to be (a) licensed to service first lien residential mortgage loans in any jurisdiction in which a Mortgaged Property is located and such licensing is required, and (b) qualified to transact business in any jurisdiction where it is currently so qualified, but in each case only to the extent it materially and adversely affects the Servicer’s ability to perform its obligations hereunder; or

(xiii)  the Subservicer, any Reg AB Subservicer or any Reg AB Subcontractor fails to meet the eligibility criteria set forth in the last sentence of Section 8.02.

In each and every such case, so long as an Event of Default shall not have been remedied, the Master Servicer, by notice in writing to the Servicer may, in addition to whatever rights the Master Servicer may have under Section 8.01 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same; provided that Servicer shall be entitled to all outstanding servicing compensation and unreimbursed advances. The rights and obligations of the Servicer pursuant to subparagraphs (ii) and (iii) above shall not be terminated if a failure of the Servicer to identify a Reg AB Subcontractor as a Participating Entity was attributable solely to the role or functions of such Reg AB Subcontractor with respect to mortgage loans other than the Mortgage Loans.

From and after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Master Servicer, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer’s sole expense. The Servicer agrees to reasonably cooperate with the Master Servicer and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Protected Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

If an Event of Default occurs, the Servicer shall provide written notice of such Event of Default to the Master Servicer.

Section 9.02  Waiver of Defaults.

The Master Servicer may waive, only by written notice, any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE X
TERMINATION

Section 10.01  Termination.

The respective obligations and responsibilities of the Servicer shall terminate upon the earliest to occur of the following: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property and the remittance of all funds due hereunder; (ii) by 30 days’ written mutual consent of the Servicer and the Master Servicer; and (iii) termination by the Master Servicer pursuant to Section 9.01. In no event shall the Servicer be entitled to any termination fee or other compensation with respect to any termination of this Agreement for cause or the Servicer’s rights hereunder, in whole or in part.

ARTICLE XI
MISCELLANEOUS PROVISIONS

Section 11.01  Successor to the Servicer.

Upon termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Sections 6.04, 8.01, or 9.01(iv) or (v), the Master Servicer shall (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Master Servicer and such successor shall agree. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor; provided, however, that a successor servicer shall be in place within 180 days of the date the Servicer acquires knowledge of such termination. Except as provided for in the preceding sentence, the resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this section and shall in no event relieve the Servicer of the representations and warranties made pursuant to Article III and the remedies available to the Master Servicer or other indemnified persons under Section 8.01, it being understood and agreed that the provisions of such Article III and Section 8.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer, the Seller, the Trustee and the Master Servicer an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Section 8.04, 9.01 or 10.01 shall not affect any claims that the parties hereto may have against the Servicer arising prior to any such termination or resignation.

The Servicer shall promptly deliver to the successor the funds in the Protected Account and the Escrow Account and the Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Section 11.02  Amendment.

This Agreement may be amended from time to time by the Master Servicer, the Servicer and the Trustee with the prior written consent of the Depositor; provided that the party requesting such amendment shall, at its own expense, provide the Master Servicer, the Trustee and the Depositor with an Opinion of Counsel that such amendment will not materially adversely affect the interest of the Certificateholders in the Mortgage Loans. Any such amendment shall be deemed not to adversely affect in any material respect any the interest of the Certificateholders in the Mortgage Loans if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the certificates (and any Opinion of Counsel received by the Master Servicer, the Trustee and the Depositor in connection with any such amendment may rely expressly on such confirmation as the basis therefor); provided, however, this Agreement may be amended by the Master Servicer, the Servicer and the Trustee from time to time with delivery of an Opinion of Counsel described above to evidence that, in the judgment of the Company and its counsel, such amendment is necessary to comply with any rules promulgated by the Commission and any interpretations thereof by the staff of the Commission.

Section 11.03  Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.04  Notices.

Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

(i)  if to the Servicer with respect to servicing issues:

MortgageIT, Inc.
33 Maiden Lane
New York, New York 10038
Attention: Kenny Alston
Telecopier No.: (212) 651-4674

(ii)  if to the Seller:

MortgageIT, Inc.
33 Maiden Lane
New York, New York 10038
Attention: Kenny Alston
Telecopier No.: (212) 651-4674

(iii)  if to the Master Servicer and Securities Administrator:

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia , Maryland 21046
(or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) (Attention: Corporate Trust Services - MortgageIT Trust 2006-1), facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing;)

(iv)  if to the Trustee, the Corporate Trust Office:

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Trust Administration - MG0601

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice, or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 11.05  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 11.06  Exhibits and Schedules.

The exhibits, schedules and other addenda and supplements to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 11.07  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iv)  a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(vi)  the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 11.08  Reproduction of Documents.

This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 11.09  Confidentiality of Information.

Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Except as required to be disclosed by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of this Agreement; provided, however, the Trustee and Master Servicer may disclose on a confidential basis any such information to its agents, auditors and attorneys in connection with its performance of its responsibilities hereunder and under the Pooling and Servicing Agreement.

Section 11.10  Reserved.

Section 11.11  No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Master Servicer or Trustee.

Section 11.12  Counterparts; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.05, this Agreement shall inure to the benefit of and be binding upon the Servicer, Trustee, Seller and Master Servicer and their respective successors and assigns.

Section 11.13  Entire Agreement.

Each of the Servicer, Master Servicer, Trustee and Seller acknowledges that no representations, agreements or promises were made to it by the other party or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement sets forth the entire understanding between the parties hereto with respect to the matters set forth herein, and shall be binding upon all successors of both parties.

Section 11.14  Further Agreements.

The Servicer, Master Servicer, Trustee and Seller each agrees to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purpose of this Agreement.

Section 11.15  Third Party Beneficiary.

For purposes of this Agreement, the Certificateholders shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any Certificateholder as if it were a direct party to this Agreement.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Depositor and the Master Servicer receive the benefit of the provisions of this Agreement as an intended third party beneficiary of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Depositor as if it was a party to this Agreement, and the Depositor shall have the same rights and remedies to enforce the provisions of this Agreement as if it was a party to this Agreement. Notwithstanding the foregoing, all rights and obligations of the Depositor hereunder (other than the right to indemnification) shall terminate upon the termination of the trust fund.

IN WITNESS WHEREOF, the Servicer, Master Servicer and Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date and year first above written.

WELLS FARGO BANK, N.A.,
as Master Servicer

By: /s/ Michael Pinzon
Name: Michael Pinzon
Title: Assistant Vice President

MORTGAGEIT, INC.,
as Servicer

By: /s/ Robert A. Gula
Name: Robert A. Gula
Title: Chief Financial Officer

MORTGAGEIT, INC.,
as Seller

By: /s/ Andy Occhino
Name: Andy Occhino
Title: General Counsel and Secretary

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By: /s/ Barbara Campbell
Name: Barbara Campbell
Title: Vice President

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Available Upon Request

A-1

EXHIBIT B

FORMS OF PROTECTED ACCOUNT CERTIFICATIONS

PROTECTED ACCOUNT CERTIFICATION

____________________, 20 _______

MortgageIT, Inc. hereby certifies that it has established the account described below as a Protected Account pursuant to Section 4.04 of the Servicing Agreement, dated as of ____________________, 20________,.

Title of Account:	Protected Account in trust for “Deutsche Bank National Trust Company, as trustee of MortgageIT Trust 2006-1” - P & I

Address of office or branch of the Servicer at which Account is maintained:

MORTGAGEIT, INC. Servicer

By:
Name:
Title:

B-1

EXHIBIT C

FORMS OF ESCROW ACCOUNT CERTIFICATIONS

ESCROW ACCOUNT CERTIFICATION

____________________, 20 _______

MortgageIT, Inc. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 4.06 of the Servicing Agreement, dated as of ____________________, 20________,.

Title of Account:	Escrow Account in trust for “Deutsche Bank National Trust Company, as trustee of MortgageIT Trust 2006-1”- T & I

Address of office or branch of the Servicer at which Account is maintained:

MORTGAGEIT, INC. Servicer

By:
Name:
Title:

C-1

EXHIBIT D

LOAN LEVEL FORMAT FOR TAPE INPUT,
SERVICER PERIOD REPORTING

Exhibit 1: Standard File Layout - Scheduled/Scheduled

Column Name	Description	Decimal	Format Comment
LOAN_NBR	Loan Number assigned by investor		Text up to 10 digits
SERVICER LOAN_NBR	Servicer Loan Number		Text up to 10 digits
BORROWER_NAME	Mortgagor name assigned to Note		Max length of 30
SCHED_PMT_AMT	P&I constant	2	No commas(,) or dollar signs ($)
NOTE_INT_RATE	Gross Interest Rate	4	Max length of 6
NET_RATE	Gross Interest Rate less the Service Fee Rate	4	Max length of 6
SERV_FEE_RATE	Service Fee Rate	4	Max length of 6
NEW_PAY_AMT	ARM loan's forecasted P&I constant	2	No commas(,) or dollar signs ($)
NEW_LOAN_RATE	ARM loan's forecasted Gross Interest Rate	4	Max length of 6
ARM_INDEX_RATE	ARM loan's index Rate used	4	Max length of 6
ACTL_BEG_BAL	Beginning Actual Balance	2	No commas(,) or dollar signs ($)
ACTL_END_BAL	Ending Actual Balance	2	No commas(,) or dollar signs ($)
NEXT_DUE_DATE	Borrower's next due date		MM/DD/YYYY
CURT_AMT_1	Curtailment Amount	2	No commas(,) or dollar signs ($)
CURT_DATE_1	Due date Curtailment was applied to		MM/DD/YYYY
CURT_ADJ_ AMT_1	Curtailment Interest if applicable	2	No commas(,) or dollar signs ($)
CURT_AMT_2	Curtailment Amount 2	2	No commas(,) or dollar signs ($)
CURT_DATE_2	Due date Curtailment was applied to		MM/DD/YYYY
CURT_ADJ_ AMT2	Curtailment Interest if applicable	2	No commas(,) or dollar signs ($)
CURT_AMT_3	Curtailment Amount 3	2	No commas(,) or dollar signs ($)
CURT_DATE_3	Due date Curtailment was applied to		MM/DD/YYYY
CURT_ADJ_AMT3	Curtailment Interest, if applicable	2	No commas(,) or dollar signs ($)
SCHED_BEG_BAL	Beginning Scheduled Balance	2	No commas(,) or dollar signs ($)
SCHED_END_BAL	Ending Scheduled Balance	2	No commas(,) or dollar signs ($)
SCHED_PRIN_AMT	Scheduled Principal portion of P&I	2	No commas(,) or dollar signs ($)
SCHED_NET_INT	Scheduled Net Interest (less Service Fee) portion of P&I	2	No commas(,) or dollar signs ($)
LIQ_AMT	Liquidation Principal Amt to bring balance to zero	2	No commas(,) or dollar signs ($)
PIF_DATE	Liquidation Date		MM/DD/YYYY
ACTION_CODE	Either 60 for liquidation or 65 for Repurchase		Max length of 2
PRIN_ADJ_AMT	Principal Adjustments made to loan, if applicable	2	No commas(,) or dollar signs ($)
INT_ADJ_AMT	Interest Adjustment made to loan, if applicable	2	No commas(,) or dollar signs ($)
PREPAYMENT PENALTY AMT	Prepayment penalty amount, if applicable	2	No commas(,) or dollar signs ($)
SOILDER_SAILOR ADJ AMT	Soldier and Sailor Adjustment amount, if applicable	2	No commas(,) or dollar signs ($)
NON ADV LOAN AMT	Non Recoverable Loan Amount, if applicable	2	No commas(,) or dollar signs ($)

D-1

EXHIBIT E

REPORTING DATA FOR DEFAULTED LOANS

Data must be submitted to Wells Fargo Bank in an Excel spreadsheet format with fixed field names and data type. The Excel spreadsheet should be used as a template consistently every month when submitting data.

Table: Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)

Column/Header Name	Description	Decimal	Format Comment
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM - Approved Assumption
•	BAP - Borrower Assistance Program
•	CO - Charge Off
•	DIL - Deed-in-Lieu
•	FFA - Formal Forbearance Agreement
•	MOD - Loan Modification
•	PRE - Pre-Sale
•	SS - Short Sale
•	MISC - Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor
•	Tenant
•	Unknown
•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged
•	Excellent
•	Fair
•	Gone
•	Good
•	Poor
•	Special Hazard
•	Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Items in bold are MANDATORY FIELDS. We must receive information in those fields every month in order for your file to be accepted.

The Action Code Field should show the applicable numeric code to indicate that a special action is being taken. The Action Codes are the following:

12-Relief Provisions
15-Bankruptcy/Litigation
20-Referred for Deed-in-Lieu
30-Referred fore Foreclosure
60-Payoff
65-Repurchase
70-REO-Held for Sale
71-Third Party Sale/Condemnation
72-REO-Pending Conveyance-Pool Insurance claim filed

Wells Fargo Bank will accept alternative Action Codes to those above, provided that the Codes are consistent with industry standards. If Action Codes other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Action Codes prior to sending the file.

Description of Action Codes:

Action Code 12 - To report a Mortgage Loan for which the Borrower has been granted relief for curing a delinquency. The Action Date is the date the relief is expected to end. For military indulgence, it will be three months after the Borrower's discharge from military service.

Action Code 15 - To report the Borrower's filing for bankruptcy or instituting some other type of litigation that will prevent or delay liquidation of the Mortgage Loan. The Action Date will be either the date that any repayment plan (or forbearance) instituted by the bankruptcy court will expire or an additional date by which the litigation should be resolved.

Action Code 20 - To report that the Borrower has agreed to a deed-in-lieu or an assignment of the property. The Action Date is the date the Servicer decided to pursue a deed-in-lieu or the assignment.

Action Code 30 - To report that the decision has been made to foreclose the Mortgage Loan. The Action Date is the date the Servicer referred the case to the foreclosure attorney.

Action Code 60 - To report that a Mortgage Loan has been paid in full either at, or prior to, maturity. The Action Date is the date the pay-off funds were remitted to the Master Servicer.

Action Code 65 - To report that the Servicer is repurchasing the Mortgage Loan. The Action Date is the date the repurchase proceeds were remitted to the Master Servicer.

Action Code 70 - To report that a Mortgage Loan has been foreclosed or a deed-in-lieu of foreclosure has been accepted, and the Servicer, on behalf of the owner of the Mortgage Loan, has acquired the property and may dispose of it. The Action Date is the date of the foreclosure sale or, for deeds-in-lieu, the date the deed is recorded on behalf of the owner of the Mortgage Loan.

Action Code 71 - To report that a Mortgage Loan has been foreclosed and a third party acquired the property, or a total condemnation of the property has occurred. The Action Date is the date of the foreclosure sale or the date the condemnation award was received.

Action Code 72 - To report that a Mortgage Loan has been foreclosed, or a deed-in-lieu has been accepted, and the property may be conveyed to the mortgage insurer and the pool insurance claim has been filed. The Action Date is the date of the foreclosure sale, or, for deeds-in-lieu, the date of the deed for conventional mortgages.

The Loss Mit Type field should show the approved Loss Mitigation arrangement. The following are acceptable:

ASUM-	Approved Assumption
BAP-	Borrower Assistance Program
CO-	Charge Off
DIL-	Deed-in-Lieu
FFA-	Formal Forbearance Agreement
MOD-	Loan Modification
PRE-	Pre-Sale
SS-	Short Sale
MISC-	Anything else approved by the PMI or Pool Insurer

Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property. The acceptable codes are:

Mortgagor Tenant Unknown Vacant

EXHIBIT F

CALCULATION OF REALIZED LOSS/GAIN FORM 332- INSTRUCTION SHEET

The numbers on the form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.
Complete as applicable. All line entries must be supported by copies of appropriate statements, vouchers, receipts, bills, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.

13.	The total of lines 1 through 12.

Credits:

14-21.
Complete as applicable. All line entries must be supported by copies of the appropriate claims forms, EOBs, HUD-1 and/or other proceeds verification, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 20.

22.	The total of lines 14 through 21.

Please note: For HUD/VA loans, use line (15) for Part A/Initial proceeds and line (16) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

F-1

EXHIBIT 3A: CALCULATION OF REALIZED LOSS/GAIN FORM 332

WELLS FARGO BANK, N.A.

CALCULATION OF REALIZED LOSS/GAIN

Prepared by: __________________  Date: _______________
Phone: ______________________ Email Address:_____________________

Subservicer Loan No.	Subservicer Name	Subservicer Address

WELLS FARGO BANK, N.A. Loan No. ________________________________________________________________________________
Borrower's Name:  ________________________________________________________________________________________________
Property Address:   _______________________________________________________________________________________________
Liquidation and Acquisition Expenses:
(1) Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2) Interest accrued at Net Rate	(2)
(3) Accrued Servicing Fees	(3)
(4) Attorney's Fees	(4)
(5) Taxes	(5)
(6) Property Maintenance	(6)
(7) MI/Hazard Insurance Premiums	(7)
(8) Utility Expenses	(8)
(9) Appraisal/BPO	(9)
(10) Property Inspections	(10)
(11) FC Costs/Other Legal Expenses	(11)
(12) Other (itemize)	$(12)
Cash for Keys __________________________
HOA/Condo Fees _______________________
______________________________________
______________________________________
Total Expenses	$(13)
Credits:
(14) Escrow Balance	(14)
(15) HIP Refund	(15)
(16) Rental Receipts	(16)
(17) Hazard Loss Proceeds	(17)
(18) Primary Mortgage Insurance Proceeds	(18)
(19) Pool Insurance Proceeds	(19)
(20) Proceeds from Sale of Acquired Property	(20)
(21) Other (itemize)	(21)

Total Credits	$(22)

Total Realized Loss (or Amount of Gain)	$(23)

3A-1

EXHIBIT G

FORM OF REQUEST FOR RELEASE

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

To: [Address]

Re:
Custodial Agreement, dated as of [_________], among Deutsche Bank National Trust Company, as Trustee, Greenwich Capital Acceptance, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Deutsche Bank National Trust Company, as Custodian and MortgageIT Trust 2006-1, as Issuer.

In connection with the administration of the Mortgage Loans held by you as the Custodian, we request the release, and acknowledge receipt, of the (Mortgage File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor=s Name Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

C 1. Mortgage Loan Paid in Full. (The Servicer of such Mortgage Loan hereby certifies that all amounts received in connection therewith have been credited to the account of the Trust.)

C 2. Mortgage Loan Liquidated By _______________________ (The Servicer of such Mortgage Loan hereby certifies that substantially all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the account of the Trust.)

C 3. Mortgage Loan in Foreclosure

C 4. Other (explain)

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If box 3 or 4 above is checked, upon our return of all of the above documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form, if requested.

G-1

EXHIBIT H

FORM OF CERTIFICATION REGARDING SERVICING CRITERIA TO BE ADDRESSED
IN REPORT ON ASSESSMENT OF COMPLIANCE

To:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21405

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Reference is made to that certain servicing agreement, dated as of February 1, 2006 (the “Agreement”), by and between Wells Fargo Bank, National Association, Deutsche Bank National Trust Company, as trustee, and MortgageIT, Inc., relating to the issuance of the MortgageIT Trust Mortgage Pass-Through Certificates, Series 2006-1. This certification is delivered pursuant to Section [__] of the Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

[_______], the undersigned, a duly authorized [_______] of [the Servicer] [Name of Subservicer/Subcontractor], does hereby certify that the assessment of compliance to be delivered by [the Servicer] [Name of Subservicer/Subcontractor] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”, as identified by a mark in the column titled “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	✓
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	✓
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
✓
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
✓
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✓

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
✓
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
✓
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
✓
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	✓
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
✓
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
✓
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✓
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	✓
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	✓
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	✓
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	✓
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	✓
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
✓
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
✓
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
✓
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
✓
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	✓
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
✓
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
✓
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
✓
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
✓
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	✓
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF THE SERVICER] [NAME OF SUBSERVICER/ SUBCONTRACTOR]

Date: ________________________________

By: ________________________________
Name:
Title:

EXHIBIT I

TRANSACTION PARTIES

Trustee	Deutsche Bank National Trust Company

Securities Administrator	Wells Fargo Bank, N.A.

Master Servicer	Wells Fargo Bank, N.A.

Yield Maintenance Provider	The Royal Bank of Scotland, plc.

Servicer	MortgageIT, Inc.

Subservicer	GMAC Mortgage Corporation

Originator(s)	MortgageIT, Inc.

Custodian(s)	Deutsche Bank National Trust Company

Seller	MortgageIT, Inc.

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EXHIBIT J

FORM OF ANNUAL CERTIFICATION

Re:
The Servicing Agreement dated as of February 1, 2006 (the “Agreement”), by and between Wells Fargo Bank, National Association as master servicer (the “Master Servicer”), Deutsche Bank National Trust Company, as trustee (the “Trustee”) and MortgageIT, Inc., as servicer (the Servicer”)

I, [identify the certifying individual], the [title] of the Servicer, certify to the Master Servicer, Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”) and the Trustee, and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to any of the Company, the Depositor and the Master Servicer pursuant to the Agreement (collectively, the “Servicing Information”);

(2) Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

(3) Based on my knowledge, all of the Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Trustee, the Depositor and the Master Servicer;

(4) I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Depositor and the Master Servicer. Any material instances of noncompliance described in such reports have been disclosed to the Depositor and the Master Servicer. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

A copy of all assessments, attestations, reports and certifications required to be delivered by the Servicer under this Agreement shall be delivered to the Master Servicer by the date(s) specified herein, and where such documents are required to be addressed to any party, such addressees shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents.

Date: _________________________

By: _____________________________
Name:
Title:

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